Exhibit 32.1
SECTION 1350 CERTIFICATION

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                               SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of Brooklyn Cheesecake & Desserts Company, Inc. (the "Company") on form 10-KSB for the period ended December 31, 2004, as filed with the Securities and Exchange Commission on or about the date hereof, I Ronald Schutte President and Chief Executive Officer of the Company certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge, that

      (i)   the Report fully complies with the requirements of Section 13(a) and
            Section  15(d) of the  Securities  Exchange Act of 1934, as amended;
            and

      (ii) the information contained in the Report fairly present, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: April 15, 2005
                                       /s/ Ronald Schutte
                                       -------------------------------------
                                       Ronald Schutte
                                       President and Chief Executive Officer




A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Brooklyn Cheesecake & Desserts Company, Inc. and will be retained by and furnished to the Securities and Exchange Commissions or its staff upon request.